UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 28, 2005

CURATIVE HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-50371	51-0467366
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

61 Spit Brook Road
Nashua, New Hampshire 03060

(Address of principal executive offices) (zip code)

(603) 888-1500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As previously reported on the current report on Form 8-K filed on December 5, 2005, Curative Health Services, Inc. (“Curative”), together with its subsidiaries (collectively, the “Subsidiaries” and, together with Curative, the “Company”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with General Electric Capital Corporation (“GE Capital”) on December 1, 2005 with respect to the Company’s Senior Secured Credit Facility (the “GE Facility”).  The Forbearance Agreement provides that, subject to certain conditions, GE Capital, together with the other lenders (collectively, the “Lenders”) under the GE Facility, which is governed by a Credit Agreement dated April 23, 2004 (as amended, the “Credit Agreement”), will forbear from exercising remedies on account of the cross-default under the Credit Agreement arising from failure by the Company to make a November 1, 2005 interest payment on Curative’s 10.75% Senior Notes due 2011 (the “Senior Notes”) before the lapse of a thirty day grace period ending November 30, 2005.  Subject to certain termination events, including additional events of default under the Credit Agreement, the Forbearance Agreement will expire on April 28, 2006.

On December 28, 2005, Curative, the Subsidiaries and GE Capital entered into an amendment to the Forbearance Agreement effective as of December 23, 2005 (the “Amendment”) extending the date by which the Company must distribute the Plan (as defined below), a related disclosure statement, and related solicitation materials to individuals entitled to vote upon the Plan, from January 2, 2006 to January 30, 2006, the date by which Curative and the Subsidiaries must file Chapter 11 petitions, from February 1, 2006 to March 15, 2006, and the date by which Curative and the Subsidiaries must confirm their Chapter 11 cases, from March 30, 2006 to May 31, 2006.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01  Other Events

Plan Support Agreement/Status of Prepetition Solicitation

As previously announced on a current report on Form 8-K filed on December 5, 2005, the Company entered into a Plan Support Agreement, dated December 2, 2005 (the “Support Agreement”), with the Ad Hoc Committee representing approximately 80% of the Senior Notes.  By signing the Support Agreement, the holders of Senior Notes who are parties to the Support Agreement (the “Supporting Noteholders”) agreed to support a consensual financial restructuring of the Company pursuant to a prepackaged plan of reorganization of the Company under Chapter 11 of Title 11 of the United States Code (the “Plan”), on the terms and conditions set forth in the Support Agreement.  As previously announced on a current report on Form 8-K filed on December 16, 2005, the Support Agreement was amended on December 14, 2005 to extend the date by which the final terms of the Plan must be agreed to, from December 14, 2005 to December 21, 2005, and the date by which the prepetition solicitation must commence, from December 21, 2005 to December 23, 2005.

The Company is currently negotiating with the members of the Ad Hoc Committee to amend the terms of the Support Agreement to extend the date by which final terms of the Plan must be agreed to and the date by which the prepetition solicitation must commence.  Pending such amendment, or if such amendment is not signed, a majority in amount of Supporting Noteholders may terminate the Support Agreement upon written notice to the Company (subject to a 5 business day grace period to cure such defaults after such written notice).  The Company has not received any such written notice as of the date of this filing.

DHS Audit

As previously disclosed in a current report on Form 8-K filed on September 28, 2005, the Department of Health Services (“DHS”) of the State of California has been conducting audits of three independent retail California pharmacies (the “Pharmacies”) that previously did business with two of the Subsidiaries, Apex and eBioCare, which provided contract pharmacy and billing services to the Pharmacies.  The Company has learned that DHS issued final audit findings to the Pharmacies on December 14, 2005.

As previously disclosed, the DHS audits included a review of the Pharmacies’ Medi-Cal billing for blood products supplied to the Pharmacies by Apex and eBioCare for the period from October 1, 2001 to May 30, 2004.  The final audit findings issued by DHS against the Pharmacies allege that the Pharmacies received overpayments of approximately $39.3 million collectively.

Approximately 85% of the assessment against the Pharmacies relates to claims that DHS alleges were improperly reimbursed at 1% over the Pharmacies’ cost of acquiring the product from Apex and eBioCare.  DHS alleges that such reimbursement was improper because, in its view, payments should have been made at 1% over the cost the Pharmacies would have incurred if they had acquired the product directly from the product manufacturer.

Substantially all of the balance of the assessment against the Pharmacies is based on allegedly improper reimbursement for the medically necessary anti-inhibitor product called “FEIBA.”  DHS alleges that the Pharmacies submitted claims for FEIBA improperly, in its view, when they used factor product service codes.  Apex and eBioCare used the factor product service codes when submitting claims on behalf of the Pharmacies because EDS, the company that processes claims for payment on behalf of DHS, could not accept the FEIBA-specific service code into its systems.

The Company believes the allegations asserted by DHS against the Pharmacies are without merit, and the Company expects the Pharmacies to vigorously defend against these allegations through administrative and judicial proceedings.  The Company also is aware that other similar retail pharmacy relationships in California are being audited by DHS.

Although Apex and eBioCare are not being audited by DHS, the Company anticipates that if DHS prevails and the Pharmacies are required to return any overpayments, the Pharmacies may assert claims for indemnification against Apex and eBioCare for such overpayments.  Based on facts and circumstances known to date, the Company believes that some amount of monetary loss is reasonably possible if the Pharmacies assert and prevail on indemnification claims against Apex and eBioCare.  The Company estimates that the range of loss may be anywhere from $0 to $39.3 million.

Item 9.01  Financial Statements and Exhibits.

(c)                   Exhibits.

10.1      Amendment to Forbearance Agreement, entered into on December 28, 2005 and effective as of December 23, 2005, by and among Curative, the Subsidiaries, and GE Capital.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2006

CURATIVE HEALTH SERVICES, INC.

By:	/s/ Paul F. McConnell
Paul F. McConnell
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Forbearance Agreement, entered into on December 28, 2005 and effective as of December 23, 2005, by and among Curative, the Subsidiaries, and GE Capital.